American Software, Inc. Announces Resignation of Executive Chair Jim Edenfield

ATLANTA – February 21, 2024 –The Board of Directors of American Software, Inc. (NASDAQ: AMSWA), a leading provider of innovative AI-powered supply chain management and advanced retail planning platforms, announced today that the company’s co-founder, Executive Chairman and Treasurer, James C. Edenfield, has elected to step down from the Board and as the company’s Treasurer, after over 50 years of leadership for the company. Mr. Edenfield submitted a letter of resignation, which the Board accepted today. Mr. Edenfield will continue as an advisor to the company and its Board.

Mr. Edenfield is an original co-founder of the company, dating back to 1970, when Mr. Edenfield and Dr. Thomas L. Newberry, IV, formed the predecessor to the company and served on its Board, with Mrs. Norma Edenfield and Mrs. Evelyn Newberry. Mr. Edenfield, together with Dr. Newberry, pioneered the development and use of manufacturing and distribution planning and execution software applications; which were foundational for the supply chain management software industry as a whole, above and beyond being foundational for the company.

For decades, Mr. Edenfield served as the company’s Co-Chief Executive Officer, President and Treasurer. He oversaw the company’s growth, its initial public offering in 1983, global expansion and successfully led the company through rapid and enormous changes in the business and industry.

The Board announced that James B. Miller, Jr., a member of the Board since 2002, has agreed to serve as the Chair of the Board, effective today.

"Jim Edenfield has been a leader, mentor and friend through the decades I have known him,” said Allan Dow, CEO of American Software. “We are glad that Jim will continue to advise our Board and me and are grateful for his half a century of service to the company. We’re also thankful for Jim Miller’s willingness to step up as our Board Chair and look forward to his leadership in this transitionary period.”

This announcement does not affect the company’s previously announced Nomination and Corporate Governance Committee review of the Company’s corporate structure and dual class structure. The Committee expects that the completion of that work can be announced prior to the annual shareholder meeting.

About American Software
Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers prescriptive demand, inventory, manufacturing, and supply planning tools – helping to provide executives the confidence and control to increase margins and service levels, while delivering sustainable supply chains.
Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an independent global value-added reseller distribution network.
Logility’s supply chain planning platform leverages Generative AI, advanced AI-driven algorithms, and machine learning. Our engineered approach drives team alignment for over 800 customers in 80 countries with prioritized, value-focused outcomes. For more information about Logility, please visit www.logility.com. You can learn more about American Software at www.amsoftware.com or by calling (404) 364-7615 or email kliu@amsoftware.ocom.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of American Software’s revenues; dependence on particular market segments or clients; competitive pressures; market acceptance of American Software’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; American Software, Inc.’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and
Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.amsoftware.com regulations adopted under that Section; as well as a number of other risk factors that could affect American Software’s future performance. For further information about risks American Software could experience as well as other information, please refer to American Software, Inc.’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Investor Contact:
Kevin Liu
kliu@amsoftware.com
(626) 424-1535
Worldwide Headquarters ● 470 East Paces Ferry Road, N.E. ● Atlanta, Georgia 30305 ● 800.762.5207 ● www.amsoftware.com